Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-128625 and 333-145825) on Form S-8 of Aerosonic Corporation of our report dated April 29, 2010 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2010.

/s/  Kirkland, Russ, Murphy & Tapp, P.C.
Certified Public Accountants

Clearwater, Florida
May 2, 2011